===============================================================================


                       FEDERATED DEPARTMENT STORES, INC.


                                    BY-LAWS


                               As Adopted and in
                          Effect on December 19, 1994
                         Amended as of April 20, 1995
===============================================================================

                       FEDERATED DEPARTMENT STORES, INC.

                                    BY-LAWS


                               TABLE OF CONTENTS
                               -----------------
                                                                         Page
                                                                         ----
STOCKHOLDERS' MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . .  1

        1.    Time and Place of Meetings   . . . . . . . . . . . . . . . . 1
        2.    Annual Meeting  1
        3.    Special Meetings   . . . . . . . . . . . . . . . . . . . . . 1
        4.    Notice of Meetings   . . . . . . . . . . . . . . . . . . . . 1
        5.    Inspectors   . . . . . . . . . . . . . . . . . . . . . . . . 2
        6.    Quorum   . . . . . . . . . . . . . . . . . . . . . . . . . . 2
        7.    Voting   . . . . . . . . . . . . . . . . . . . . . . . . . . 2
        8.    Order of Business  . . . . . . . . . . . . . . . . . . . . . 3

DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

        9.  Function   . . . . . . . . . . . . . . . . . . . . . . . . . . 4
        10. Number, Election, and Terms  . . . . . . . . . . . . . . . . . 4
        11. Vacancies and Newly Created Directorships  . . . . . . . . . . 4
        12. Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
        13. Nominations of Directors; Election . . . . . . . . . . . . . . 5
        14. Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . 6
        15. Regular Meetings   . . . . . . . . . . . . . . . . . . . . . . 6
        16. Special Meetings . . . . . . . . . . . . . . . . . . . . . . . 6
        17. Quorum   . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
        18. Participation in Meetings by Telephone Conference  . . . . . . 7
        19. Committees   . . . . . . . . . . . . . . . . . . . . . . . . . 7
        20. Compensation   . . . . . . . . . . . . . . . . . . . . . . . . 8
        21. Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

        22. Generally  . .  . . . . . . . . . . . . . . . . . . . . . . .  9
        23. Waivers  . . . . . .  . . . . . . . . . . . . . . . . . . . .  9

OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

        24. Generally  . . . . . . . . . . . . . . . . . . . . . . . . .   9
        25. Compensation   . . . . . . . . . . . . . . . .  . . . . . .    9
        26. Succession   . . . . . . . . . . . . . . . . . .  . . . . .   10
        27. Authority and Duties   . . . . . . . . . . . . . . .  . . .   10

STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

        28. Certificates   . . . . . . . . . . . . . . . . . . . . . . .  10
        29. Classes of Stock   . . . . . . . . . . . . . . . . . . . . .  10
        30. Lost, Stolen, or Destroyed Certificates  . . . . . . . . . .  10
        31. Record Dates   . . . . . . . . . . . . . . . . . . . . . . .  11

                                                                         Page
                                                                         ----



INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

        32. Damages and Expenses   . . . . . . . . . . . . . . . . . . .  11
        33. Insurance, Contracts, and Funding  . . . . . . . . . . . . .  18

GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
        34. Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . .  18
        35. Seal   . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        36. Reliance Upon Books, Reports, and Records  . . . . . . . . .  18
        37. Time Periods   . . . . . . . . . . . . . . . . . . . . . . .  18
        38. Amendments   . . . . . . . . . . . . . . . . . . . . . . . .  18
        39. Certain Defined Terms  . . . . . . . . . . . . . . . . . . .  19

                             STOCKHOLDERS' MEETINGS


         1. TIME AND PLACE OF MEETINGS. All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman, the President, or the Secretary, and stated in the notice of meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

         2. ANNUAL MEETING. An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with By-Law 8.

         3. SPECIAL MEETINGS. (a) Special meetings of the stockholders may be called only by (i) the Chairman, (ii) the Secretary within 10 calendar days after receipt of the written request of a majority of the Whole Board, and
(iii) as provided in By-Law 3(b). Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.

         (b) Upon the receipt by the Company of a written request executed by the holders of not less than 15% of the outstanding Voting Stock (a "Meeting Request"), the Board will (i) call a special meeting of the stockholders for the purposes specified in the Meeting Request and (ii) fix a record date for the determination of stockholders entitled to notice of and to vote at such meeting, which record date will not be later than 60 calendar days after the date of receipt by the Company of the Meeting Notice; PROVIDED, HOWEVER, that no separate special meeting of stockholders requested pursuant to a Meeting Request will be required to be convened if (A) the Board calls an annual or special meeting of stockholders to be held not later than 90 calendar days after receipt of such Meeting Request and (B) the purposes of such annual or special meeting include (among any other matters properly brought before the meeting) the purposes specified in such Meeting Request. Notwithstanding any provision of the Certificate of Incorporation or these By-Laws to the contrary, this By-Law 3(b) may not be amended or repealed by the Board, and no provision inconsistent therewith may be adopted by the Board, without the affirmative vote of the holders of at least a majority of the Common Stock present or represented by proxy and entitled to vote at any annual or special meeting of stockholders at which such vote is to be taken.

         4. NOTICE OF MEETINGS. Written notice of every meeting of the stockholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; PROVIDED, HOWEVER, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

         5. INSPECTORS. The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

         6. QUORUM. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

         7. VOTING. Except as otherwise provided by law, by the Certificate of Incorporation, or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these By-Laws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or as otherwise provided in these By-Laws, the Certificate of Incorporation, a Preferred Stock Designation, or by law.

         8. ORDER OF BUSINESS. (a) The Chairman, or such other officer of the Company designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) who may attend any such stockholders' meeting, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

         (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board in accordance with By-Law 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Company in accordance with By-Law 8(c).

         (c) For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these By-Laws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 calendar days prior to the annual meeting; PROVIDED, HOWEVER, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and

(D) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this By-Law 8(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law 8(c). For purposes of this By-Law 8(c) and By-Law 13, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to stockholders. Nothing in this By-Law 8(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

         (d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman or a majority of the Whole Board in accordance with By-Law 4 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

         (e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this By-Law 8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.


                                   DIRECTORS

         9. FUNCTION. The business and affairs of the Company will be managed under the direction of its Board.

         10. NUMBER, ELECTION, AND TERMS. Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation and to the minimum and maximum number of authorized Directors provided in the Certificate of Incorporation, the authorized number of Directors may be determined from time to time only (i) by a vote of a majority of the Whole Board or (ii) by the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Certificate of Incorporation.

         11. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a

Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

         12. REMOVAL. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation and, if applicable, any amendment to this By-Law 12.

         13. NOMINATIONS OF DIRECTORS; ELECTION. (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of stockholders as Directors of the Company.

         (b) Nominations of persons for election as Directors of the Company may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this By-Law 13, who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this By-Law 13. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

         (c) To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 calendar days prior to the annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. To be in proper written form, such stockholder's notice must set forth or include (i) the name and address, as they appear on the Company's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a director of the Company if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this By-Law 13, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this By-Law 13, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law 13.

         14. RESIGNATION. Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

         15. REGULAR MEETINGS. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

         16. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman or the President in, like manner and on like notice on the written request of five or more Directors. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

         17. QUORUM. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these By-Laws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

         18. PARTICIPATION IN MEETINGS BY TELEPHONE CONFERENCE. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

         19. COMMITTEES. (a) The Board, by resolution passed by a majority of the Whole Board, will designate an executive and finance committee (the "Executive and Finance Committee") of not less than five members of the Board, one of whom will be the Chairman. The Executive and Finance Committee will have and may exercise the powers of the Board, except the power to amend these By-Laws or the Certificate of Incorporation (except, to the extent authorized by a resolution of the Whole Board, to fix the designation, preferences, and other terms of any series of Preferred Stock), adopt an agreement of merger or consolidation, authorize the issuance of stock, declare a dividend, or recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company, or a revocation of a dissolution, and except as otherwise provided by law.

         (b) The Board, by resolution passed by a majority of the Whole Board, may designate one or more additional committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer.

         (c) The Executive and Finance Committee and each other committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such action by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         (d) Except as otherwise provided in these By-Laws or by law, any committee of the Board, to the extent provided in Paragraph (a) of this By-Law or, if applicable, in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Company. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

         (e) A majority of the members of the Executive and Finance Committee, and all of the members of any committee the primary responsibilities of which include (i) reviewing the professional services to be provided by the Company's independent auditors and the independence of such firm from the Company's management, reviewing financial statements with management or independent auditors, and/or reviewing internal accounting controls, (ii) reviewing and approving salaries and other compensation, whether cash or non-cash, and benefits of the Company's executive officers, or (iii) recommending candidates to the Board for nomination for election to the Board, will be Non-Employee Directors. For purposes of these By-Laws, "Non-Employee Director" means any Director who is not a full-time employee of the Company or any subsidiary of the Company and who, as of the Effective Time of the Federated/Allied Combination Transactions (as defined in the Federated Plan of Reorganization), was not then, and for the preceding two years had not been, a full-time employee of Federated Department Stores, Inc. (a predecessor to the Company, "Federated"), any subsidiary of Federated, any predecessor of Federated, any subsidiary of any predecessor of Federated, Federated Stores, Inc. ("FSI"), Ralphs Grocery Company ("Ralphs"), any other subsidiary of FSI, Campeau Corporation ("Campeau"), or any other affiliate (as that term is defined in Section 101(2) of the Bankruptcy Code) of Campeau Corporation; PROVIDED, HOWEVER, that any Director who is elected to the Board by the Company's stockholders and who is not at the time of such election a full-time employee of the Company or any subsidiary of the Company, but who would not otherwise be a Non-Employee Director because he or she had been such an employee during such two-year period, will be deemed to be a Non-Employee Director for all purposes, other than membership on any committee of the Board described in clause (iii) of the immediately preceding sentence, effective as of the time of such election. Notwithstanding any provision of the Certificate of Incorporation or these By-Laws to the contrary, this By-Law 19(e) may not be amended or repealed by the Board, and no provision inconsistent therewith may be adopted by the Board, without the affirmative vote of the holders of at least a majority of the Common Stock present or represented by proxy and entitled to vote at any annual or special meeting of stockholders at which such vote is to be taken.

         (f) Without limiting the effect of By-Law 19(e), a majority of the members of the Executive and Finance Committee and each other directorate committee that the Board may from time to time establish (including without limitation the Public Policy Committee), and all of the members of each of the other committees referred to in the first sentence of By-Law 19(e), will be Independent Directors unless and to the extent that a majority of the Independent Directors then serving as members of the Board determines in a specific instance that it would be in the best interests of the Company and its stockholders that this By-Law 19(f) not operate to preclude the services of one or more individuals on one or more such committees. For purposes of this By-Law 19(f), the term "Independent Director" means any Director who, as of any particular time at which this definition is applied thereto, (i) is not (and has not been within the preceding 60 months) an employee of the Company or any of its subsidiaries that is or was a subsidiary of the Company at the time such Director was an employee thereof; (ii) is not (and has not been within the preceding 60 months) an executive officer, partner or principal in or of any corporation or other entity that is or was a paid adviser, consultant or provider of professional services to, or a substantial supplier of, the Company or any of its subsidiaries at the time such Director was an executive officer, partner or principal in or of such corporation or entity; (iii) is not a party to any contract pursuant to which such Director provides personal services (other than as a director) to the Company or any of its subsidiaries; (iv) is not employed by an organization that received (within the preceding 60 months) eleemosynary grants or endowments from the Company or any of its subsidiaries in excess of $250,000 in any fiscal year of the Company; (v) is not a parent, child, sibling, aunt, uncle, niece, nephew or first cousin of any Director or executive officer of the Company; (vi) is not a party to any agreement binding him or her to vote, as a stockholder of the Company, in accordance with the recommendations of the Board; and (vii) is not a director of any corporation or other entity (other than the Company) of which the Company's Chairman or Chief Executive Officer is also a director; PROVIDED, HOWEVER, that, as used in this By-Law 19(f), the term "Company" will not include R. H. Macy & Co., Inc. ("Macy's") prior to its merger with Federated Department Stores, Inc. on December 19, 1994 and the term "subsidiary" will not include any subsidiary of Macy's prior to such merger.

         20. COMPENSATION. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries.

         21. RULES. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.

                                    NOTICES

         22. GENERALLY. Except as otherwise provided by law, these By-Laws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these By-Laws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, or similar medium of communication or as otherwise may be permitted by these By-Laws.

         23. WAIVERS. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                    OFFICERS

         24. GENERALLY. The officers of the Company will be elected by the Board and will consist of a Chairman (who, unless the Board specifies otherwise, will also be the Chief Executive Officer), a President, a Deputy Chairman, a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, President, Secretary, or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

         25. COMPENSATION. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

         26. SUCCESSION. The officers of the Company will hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board or by the Chairman as provided in By-Law 24.

         27. AUTHORITY AND DUTIES. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.


                                     STOCK

         28. CERTIFICATES. Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Subject to Section 2.7 of the Merger Agreement, each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Company by the Chairman and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

         29. CLASSES OF STOCK. The designations, preferences, and relative participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information.

         30. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.

         31. RECORD DATES. (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting.
If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         (b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

         (c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.


                                INDEMNIFICATION

         32. DAMAGES AND EXPENSES. (a) Without limiting the generality or effect of Article Ninth of the Certificate of Incorporation or Section 6.9 of the Merger Agreement, the Company will to the fullest extent permitted by applicable law as then in effect indemnify any person (an "Indemnitee") who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including without limitation any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was or had agreed to become a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Board or an officer of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), or anything done or not by such person in any such capacity, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.
Such indemnification will be a contract right and will include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect. No change in applicable law or amendment or repeal of any provision of the Certificate of Incorporation or By-Laws will adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such change, amendment, or repeal.

         (b) The right of indemnification provided in this By-Law 32 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to Proceedings commenced or continuing after the adoption of this By-Law 32, whether arising from acts or omissions occurring before or after such adoption.

         (c) In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies will apply with respect to advancement of expenses and the right to indemnification under this By-Law 32:

                   (i) All reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding will be advanced to the Indemnitee by the Company within 30 calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements will describe in reasonable detail the expenses incurred by the Indemnitee and, if and to the extent required by law at the time of such advance, will include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay such amounts advanced as to which it may ultimately be determined that the Indemnitee is not entitled. If such an undertaking is required by law at the time of an advance, no security will be required for such undertaking and such undertaking will be accepted without reference to the recipient's financial ability to make repayment.

                  (ii) To obtain indemnification under this By-Law 32, the Indemnitee will submit to the Secretary a written request, including such documentation supporting the claim as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification will be made not less than 60 calendar days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary will promptly upon receipt of such a request for indemnification advise the Board in writing that the Indemnitee has requested indemnification. The Indemnitee's entitlement to indemnification under this By-Law 32 will be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board, or, in the case of an Indemnitee that is not a present or former officer of the Company, by any committee of the Board or committee of officers or agents of the Company designated for such purpose by a majority of the Whole Board; (B) by a written opinion of Independent Counsel if (1) a Change of Control has occurred and the Indemnitee so requests or (2) in the case of an Indemnitee that is a present or former officer of the Company, a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in subparagraph (iii) below. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clause (B) above, a majority of the Disinterested Directors will select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object;PROVIDED, HOWEVER, that if a Change of Control has occurred, the Indemnitee will select such Independent Counsel, but only an Independent Counsel to which the Board does not reasonably object.

                 (iii) Except as otherwise expressly provided in this By-Law 32, the Indemnitee will be presumed to be entitled to indemnification under this By-Law 32 upon submission of a request for indemnification together with the Supporting Documentation in accordance with subparagraph (c)(ii) above, and thereafter the Company will have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under subparagraph (c)(ii) to determine entitlement to indemnification has not been appointed or has not made a determination within 60 calendar days after receipt by the Company of the request thereof or together with the Supporting Documentation, the Indemnitee will be deemed to be entitled to indemnification and the Indemnitee will be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in paragraph (a) of this By-Law 32, or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, will not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

                 (iv)    (A)     In the event that a determination is made
         pursuant to subparagraph (c)(ii) that the Indemnitee is not entitled to indemnification under this By-Law 32, (1) the Indemnitee will be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (2) any such judicial proceeding or arbitration will be DE NOVO and the Indemnitee will not be prejudiced by reason of such adverse determination; and (3) in any such judicial proceeding or arbitration the Company will have the burden of proving that the Indemnitee is not entitled to indemnification under this By-Law 32.

                 (B) If a determination is made or deemed to have been made, pursuant to subparagraph (c)(ii) or (iii) of this By-Law 32, that the Indemnitee is entitled to indemnification, the Company will be obligated to pay the amounts constituting such indemnification within five business days after such determination has been made or deemed to have been made and will be conclusively bound by such determination unless (1) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (2) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to subparagraph (c)(i) of this By-Law 32 or payment of indemnification is not made within five business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to subparagraph (c)(ii) or (iii) of this By-Law 32, the Indemnitee will be entitled to seek judicial enforcement of the Company's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of any event described in subclause
         (1) or (2) of this clause (B) (a "Disqualifying Event"); PROVIDED, HOWEVER, that in any such action the Company will have the burden of proving the occurrence of such Disqualifying Event.

                 (C) The Company will be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to the provisions of this subparagraph (c)(iv) that the procedures and presumptions of this By-Law 32 are not valid, binding, and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this By-Law 32.

                 (D) In the event that the Indemnitee, pursuant to the provisions of this subparagraph (c)(iv), seeks a judicial adjudication of, or an award in arbitration to enforce, his rights under, or to recover damages for breach of, this By-Law 32, the Indemnitee will be entitled to recover from the Company, and will be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it is determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration will be prorated accordingly.

                 (v)    For purposes of this paragraph (c):

                 (A) "Change in Control" means the occurrence of any of the following events (other than the Federated/Macy Merger (as that term is defined in the Macy's Plan of Reorganization) or any other event provided for in the Macy's Plan of Reorganization):

                        (1) The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of the Voting Stock immediately prior to such transaction;

                        (2) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

                        (3)     There is a report filed on Schedule 13D or
                 Schedule 14D-1 (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the Voting Stock;

                        (4) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                        (5) If, during any period of two consecutive years or such longer period, if any, commencing immediately prior to a meeting of the stockholders at which Directors are elected and concluding immediately after the next succeeding meeting of stockholders at which Directors are elected, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof; PROVIDED, HOWEVER, that for purposes of this clause (5) each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Directors (or a committee of the Board) then still in office who were Directors at the beginning of any such period will be deemed to have been a Director at the beginning of such period.

         Notwithstanding the foregoing provisions of clauses (3) or (4) of this paragraph (c)(v)(A), unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" will not be deemed to have occurred for purposes of such clauses (3) or (4) solely because (x) the Company, (y) an entity in which the Company, directly or indirectly, beneficially owns 50% or more of the voting securities (a "Subsidiary"), or (z) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

                 (B) "Disinterested Director" means a Director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

                 (C) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (1) the Company or the Indemnitee in any matter material to either such party or (2) any other party to the Proceeding giving rise to a claim for indemnification under this By-Law 32. Notwithstanding the foregoing, the term "Independent Counsel" will not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would be precluded from representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this By-Law 32.

         (d) Notwithstanding anything contained in these By-Laws to the contrary, and without limiting the generality or effect of Section 6.9 of the Merger Agreement, the Company will indemnify any person serving (i) on or after January 15, 1990 as a director, officer, or employee of Federated or any predecessor of Federated, including Federated Department Stores, Inc. ("Old Federated") and Allied Stores Corporation ("Allied"), or any of their respective majority-owned subsidiaries or (ii) as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other entity, including without limitation Campeau, Campeau Properties, Inc. ("Campeau Properties"), Federated Holdings, Inc. ("Holdings"), Federated Holdings II, Inc. ("Holdings II"), Federated Holdings III, Inc. ("Holdings III"), FSI, Gold Circle, Inc. ("Gold Circle"), Ralphs, and their affiliates (as defined in Section 101(2) of the Bankruptcy Code) as of the effective date of the Plan of Reorganization other than Old Federated, Allied, and their respective subsidiaries (collectively, the "FSI Companies"), to the extent that such person, by reason of such person's past or future service in such a capacity, is, or but for the merger of Federated and the Company or the merger of Old Federated and Allied would be, entitled to indemnification by Federated, Old Federated, Allied, or any of their respective subsidiaries (collectively, the "Predecessor Companies") under, and to the extent provided in, the applicable certificates of incorporation, by-laws, or similar constituent documents of any of the Predecessor Companies, under any written agreement to which any of the Predecessor Companies is or was a party, or under any applicable statute; PROVIDED, HOWEVER, that no person who (A) (1) as of the Effective Date of the Federated Plan of Reorganization (as therein defined) or prior thereto was a director, officer, or employee of any FSI Company other than Gold Circle and (2) as of the Effective Date of the Federated Plan of Reorganization (as therein defined), had not ceased to be a director, officer, or employee of any FSI Company other than FSI, Gold Circle, or Ralphs or had not ceased to be an officer or employee of Ralphs or (B) is or becomes a director, officer, or employee of Holdings, Holdings II, Holdings III, Campeau, or Campeau Properties or an officer or employee of Ralphs following the Effective Date of the Federated Plan of Reorganization (as therein defined) will be entitled to indemnification pursuant to this By-Law 32. Any person who is entitled to indemnification pursuant to the immediately preceding sentence or in respect of whom indemnity obligations arise in the future by reason of his or her service as director, officer, or employee of the Company will be deemed to have served at the request of Federated, Old Federated and Allied to the extent that he or she served as a director, officer, or employee of any subsidiary of Old Federated or Allied or any FSI Company prior to the effective date of the Plan of Reorganization; PROVIDED, HOWEVER, that such indemnity will not apply to any person who continued to serve as a director of Ralphs as of or following the Effective Date of the Federated Plan of Reorganization (as therein defined) to the extent that any Proceeding relates to or arises out of such person's service as a director, officer, or employee of Ralphs at any time after the Effective Date of the Federated Plan of Reorganization (as therein defined).

         (e) If any provision or provisions of this By-Law 32 are held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this By-Law 32 (including without limitation all portions of any paragraph of this By-Law 32 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this By-Law 32 (including without limitation all portions of any paragraph of this By-Law 32 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         33. INSURANCE, CONTRACTS, AND FUNDING. Without limiting the generality or effect of Section 6.9 of the Merger Agreement, the Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in By-Law 32 or otherwise, to the fullest extent permitted by applicable law as then in effect. Without limiting the generality or effect of Section 6.9 of the Merger Agreement, the Company may enter into contracts with any person entitled to indemnification under By-Law 32 or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in By-Law 32.


                                    GENERAL

         34. FISCAL YEAR. The fiscal year of the Company will end on the Saturday closest to January 31st of each year or such other date as may be fixed from time to time by the Board.

         35. SEAL. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         36. RELIANCE UPON BOOKS, REPORTS, AND RECORDS. Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

         37. TIME PERIODS. In applying any provision of these By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

         38. AMENDMENTS. Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, these By-Laws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.

         39. CERTAIN DEFINED TERMS. Terms used herein with initial capital letters that are not otherwise defined are used herein as defined in the Certificate of Incorporation.